Exhibit 10.4

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is executed by and among the following parties in Guangzhou, China on this sixth day of September, 2010:

Pan Weijia (a shareholder of Guangzhou Shen Long Computer Technology Co., Ltd., hereinafter “Shareholder A”)

ID Card No.: 440623197307132712

Address: Floor 17, Tower A, Victory Square, No.103 Tiyu Xi Road, Guangzhou

Postal Code: 510620

Tel: 020-86002299

Fax: 020-86006638

Pan Weinian (a shareholder of Guangzhou Shen Long Computer Technology Co., Ltd., hereinafter “Shareholder B”)

ID Card No.: 440623197011022717

Address: Floor 17, Tower A, Victory Square, No.103 Tiyu Xi Road, Guangzhou

Postal Code: 510620

Tel: 020-86002299

Fax: 020-86006638

Unless specifically indicated hereinafter, Shareholder A and Shareholder B are collectively referred to as “Pledgor”.

Global Market Group (Guangzhou) Co., Ltd. (hereinafter “Pledgee”)

Address: Rooms 1701-1704, No.103 Tiyu Xi Road, Tianhe District, Guangzhou City, China

Postal Code: 510620

Tel: 020-86002299

Fax: 020-86006638

Guangzhou Shen Long Computer Technology Co., Ltd. (hereinafter “Operation Company”)

Address: Room 1905, No.103 Tiyu Xi Road, Tianhe District, Guangzhou City, China

Postal Code: 510620

Fax: 020-38105651

Shareholder A, Shareholder B, the Pledgee and the Operation Company shall be individually referred to as “a Party” and collectively as “the Parties”.

Whereas:

(1) The Operation Company is a company registered in Guangzhou, China. It is engaged in the business of rendering computer network technology services. Shareholder A Pan Weijia and Shareholder B Pan Weinian respectively own 90% and 10% of the Equity Interest in the Operation Company;

(2) The Pledgee is an enterprise with foreign investment registered in Guangzhou, China. It has expertise and resources in the fields of technical, marketing and management consultation and other consultation services involved in the aforesaid business of the Operation Company;

(3) The Pledgee signed the Exclusive Management, Technical Consultancy and License Agreement (hereinafter “Service Agreement”) and Purchase Option and Cooperation Agreement (hereinafter “Option Agreement”) on September 6, 2010 with the Pledgor and the Operation Company. In accordance with the above Agreements, the Pledgee will be authorized on an exclusive basis to manage the Operation Company and provide the Operation Company with corresponding technical consultation and licenses; and

(4) To ensure that the Pledgee shall collect from the Operation Company in accordance with relevant provisions of the Service Agreement all payments thereunder and that the Service Agreement and the Option Agreement shall be performed in full, the Pledgor, comprised of Shareholder A and Shareholder B, hereby jointly and severally pledges all of their respective equity interests in the Operation Company as security for payment of the aforesaid payments and fulfillment of their obligations under the Service Agreement and the Option Agreement and the Pledgee is willing to accept such pledge.

In order to perform the provisions of the Service Agreement, the Pledgor and the Pledgee have mutually agreed to execute this Agreement upon the following terms:

1.	Definition

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge Right: shall refer to all contents under Article 2 of this Agreement.

1.2	Equity Interest: shall refer to all of the equity interests held by the Pledgor now and hereafter in the Operation Company and all present and future rights and benefits in connection with such equity interest.

1.3	Event of Default: shall refer to any of the circumstances set forth in Article 8 of this Agreement.

1.4	Notice of Default: shall refer to the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

1.5	Day and Working Day: a “Day” shall refer to a calendar day; while a “Working Day” shall refer to any of the weekdays, from Monday to Friday.

2.	Pledge

2.1	The Pledgor, comprised of Shareholder A and Shareholder B, pledges to the Pledgee their respective equity interests (the 90% equity interest held by Shareholder A represents a capital contribution of RMB2.25 million; and the 10% equity interest held by Shareholder B represents a capital contribution of RMB0.25 million) in the Operation Company to guarantee complete and full satisfaction by the Operation Company of the aforesaid rights and interests of the Pledgee under the Service Agreement and the Option Agreement. The Pledge Right refers to the right of the Pledgee to have its claims satisfied, in priority to others, with the estimated price of the Equity Interest pledged by the Pledgor with the Pledgee or the proceeds from the auction or sale thereof. Such Pledge Right shall extend to any dividend or premium arising from the Equity Interest or transfer thereof during the term of this Agreement.

2.2	Each of Shareholder A and Shareholder B has obtained the consent of the other party (shareholder) to its pledge with the Pledgee of all of its equity interest in the Operation Company that it now owns or may own in the future and such other party(shareholder) has unconditionally waived its right of first refusal with respect to such equity interest.

2.3	During the term of this Agreement, the Pledgee shall not be held liable for, nor shall Shareholder A and/or Shareholder B be entitled to bring any claim or demand against the Pledgee in connection with, any diminution of the value of the pledged Equity Interest, unless such value diminution arises from any intentional act or omission of the Pledgee or any gross negligence of the Pledgee having a direct causal link with such value diminution.

2.4	Subject to the provisions of Article 2.3, where the Equity Interest is likely to suffer any evident diminution in value, which is sufficient to endanger the rights of the Pledgee, the Pledgee may at any time, on behalf of Shareholder A and/or Shareholder B, auction or sell the pledged Equity Interest, and may afterwards, subject to agreement with Shareholder A and/or Shareholder B, either apply the proceeds from such auction or sale towards early satisfaction of any and all liabilities or obligations under the Service Agreement and the Option Agreement, or place such proceeds under the custody of a notary office at the place of the Pledgee (All costs and expenses arising in connection therewith shall be borne by the Pledgee.).

2.5	Subject to prior written consent of the Pledgee, Shareholder A and/or Shareholder B may increase the capital of the Operation Company (including without limitation, by way of capital injection, and capitalization of public reserve fund or undistributed profit). Any increase in the capital contribution by Shareholder A and/or Shareholder B to the Operation Company resulting from any capital increase effected by Shareholder A and/or Shareholder B in respect of the Operation Company shall also become part of the Equity Interest subject to the Pledge hereunder.

3.	Scope Secured by the Pledge

3.1	The scope secured by the Pledge under this Agreement shall cover all debts so secured, including such service fees, interest, liquidated damages, indemnity and costs for the realization of creditor’s rights as payable by the Operation Company to the Pledgee, and the various obligations of the Operation Company, arising out of the Service Agreement and the Option Agreement; losses and all other costs payable incurred by the Pledgee due to the breach of the Operation Company; and the liabilities of the Operation Company or the Pledgor in respect of the Pledgee when the Option Agreement fails to be performed for any reason.

3.2	The Pledge Right hereunder refers to the right of the Pledgee to have its claims satisfied, in priority to others, with the estimated price of the Equity Interest pledged by the Pledgor with the Pledgee or the proceeds from the auction or sale of such Equity Interest.

4.	Term of Pledge and Its Registration

4.1	The Pledgor shall cause the Operation Company to record, and the Operation Company shall record, within three (3) working days after the date of this Agreement, the pledge of the Equity Interest in the shareholders’ register of the Operation Company, after which, the Operation Company shall issue updated capital contribution certificates setting out the particulars of the pledge of the Equity Interest.

4.2	After the date of this Agreement, unless otherwise consented to by the Pledgee in writing, the Pledge under this Agreement will not be released unless and until the Operation Company and the Pledgor have duly satisfied all of their obligations and liabilities under the Service Agreement and the Option Agreement and such satisfaction has been recognized by the Pledgee in writing. If, upon the expiry of the term stipulated in the Service Agreement and the Option Agreement, the Operation Company or the Pledgor still fails to perform all or part of their obligations or liabilities under the Service Agreement and the Option Agreement, then the Pledgee shall continue to have the Pledge Right hereunder until full satisfaction of such obligations and liabilities.

4.3	If any change occurs to any recorded particular of the Pledge and if such recorded particulars are required by law to be amended accordingly, the Pledgor and the Pledgee shall amend such record within fifteen (15) working days after the occurrence of the change.

4.4	The Pledgor shall cause the Operation Company to complete, and the Operation Company shall complete, within five (5) working days after the date of this Agreement, the industrial and commercial registration procedures for the Pledge. If any of the registered items changes, the Pledgor shall cause the Operation Company to complete, and the Operation Company shall complete, within five (5) working days after the occurrence of the change, the change registration procedures for the pledged Equity Interest.

5.	Custody of Records and Certificates

5.1	On the date of this Agreement, the Pledgor shall deliver to the Pledgee for its custody a copy of the shareholders’ register (counterpart) (attached as Appendix 1 hereto) and a copy of the capital contribution certificate (counterpart) (attached as Appendix 2 hereto), each of which shall set forth particulars of the pledging of the Equity Interest as provided in Article 4.1 of this Agreement; and shall, during the prescribed term of the Pledge, always place such shareholders’ register and such capital contribution certificate and any updated versions thereof (if any) under the custody of the Pledgee. Within thirty days after the date of this Agreement, the Pledgor shall deliver to the Pledgee a certificate showing that the pledge under this Agreement has been properly registered with the local administrative department for industry and commerce and has been recorded in the shareholders’ register.

5.2	Unless agreed by the Pledgee in writing, during the term of this Agreement, all proceeds generated by the Equity Interest (if any, including without limitation any dividend and profit) shall also be part of the pledge security provided to the Pledgee hereunder.

6.	Representations and Warranties of the Pledgor

When signing this Agreement, the Pledgor makes the following representations and warranties to the Pledgee and acknowledges that the Pledgee signs and performs this Agreement on reliance of such representations and warranties.

6.1	The Pledgor is the legal owner of the relevant Equity Interest under this Agreement and is entitled to pledge such Equity Interest with the Pledgee as security.

6.2	Execution of this Agreement and performance of their obligations hereunder by the Pledgor and the Operation Company have obtained all necessary powers and authorizations and will not contravene any applicable law or regulation or any agreement binding on them; and their authorized signatories under this Agreement have been duly and lawfully authorized.

6.3	All documents, information, accounts and credentials provided by the Pledgor to the Pledgee are accurate, true, complete and valid.

6.4	Exercise by the Pledgee at any time of the rights of a pledgee in accordance with this Agreement shall be free and clear from any intervention by any third party.

6.5	The Pledgee is entitled to exercise the Pledge Right in such manner as provided by law and this Agreement.

6.6	On the date of this Agreement, there are no ongoing or threatened civil, administrative or criminal proceedings, or administrative punishment or arbitration involving the Pledgor or the Equity Interest.

6.7	Except for the Pledge Right granted to the Pledgee, the Pledgor has not created any other encumbrance on the Equity Interest (including without limitation any pledge).

6.8	On the date of this Agreement, the Equity Interest is not subject to any due but unpaid taxes or fees or any statutory procedures or formalities which should have been completed but remain uncompleted.

6.9	All the provisions of this Agreement are a true expression of the intent of the Pledgor and are legally binding on the Pledgor.

6.10	The Operation Company possesses the original copy and the counterpart copy of the shareholders’ register. The original copy is kept at the Operation Company and the counterpart copy will be delivered to the Pledgee for custody after the Pledge is registered. The Operation Company guarantees that the counterpart copy is consistent with the original copy and that the particulars recorded therein are complete, true and accurate and tally with the names of the shareholders in the industrial and commercial registration.

7.	Covenants of the Pledgor

7.1	During the term of this Agreement, the Pledgor jointly and severally covenants, for the benefit of the Pledgee, to the Pledgee that:

7.1.1	Within five (5) working days after the date of this Agreement, it shall timely and properly go through the procedures of registration with the relevant administrative department for industry and commerce and take other relevant measures to procure the creation of the Pledge Right, so as to ensure compliance with and enforcement of all provisions of all applicable laws and regulations;

7.1.2	Other than a transfer of any Equity Interest to the Pledgee or any person designated by the Pledgee effected in accordance with the Option Agreement by and among the Pledgor, the Pledgee and the Operation Company, or a transfer of equity interest effected within the Pledgor without prejudice to the validity of the Pledge hereunder (subject to a prior notice by the proposing transferor to the Pledgee); without the prior written consent of the Pledgee, the Pledgor shall neither transfer the Equity Interest, nor create or permit the existence of any pledge that may affect the Pledgee’s rights and interests in the Equity Interest, nor cause the shareholders’ meeting of the Operation Company to pass any resolution to sell/transfer/pledge or otherwise dispose of any equity interest of the Operation Company or permit the creation of any security interest thereon,

7.1.3	It shall comply with and implement the provisions of all laws and regulations governing the pledging of rights. It shall, within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, present such notice, order or recommendation to the Pledgee, and shall comply with such notice, order or recommendation, or, upon the Pledgee’s reasonable request or subject to consent of the Pledgee, submit objections and representations with respect to such notice, order or recommendation. If the period for responding to the aforementioned notice, order or recommendation is less than five (5) working days, it shall present such notice, order or recommendation to the Pledgee immediately and shall take actions in accordance with the reasonable instructions of the Pledgee;

7.1.4	It shall promptly notify the Pledgee of any event or any notice received by it which may have an impact on the Pledgor’s rights to the subject matter of the Pledge or any portion thereof, as well as any event or any notice received by it which may change or have an impact on any guarantees and obligations created hereunder and shall take such actions as instructed by the Pledgee.

7.2	The Pledgor agrees that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or prevented by the Pledgor or any heirs or representatives of the Pledgor or any other persons by means of legal proceedings.

7.3	In order to protect or perfect the security granted by this Agreement for the payment of secured obligations, the Pledgor hereby undertakes to: execute in good faith, and cause other parties who have an interest in the Pledge Right to execute, all entitlement certificates and agreements required by the Pledgee; and/or perform and cause other parties who have an interest in the Pledge Right to perform, actions required by the Pledgee; facilitate the exercise by the Pledgee of its rights and authorizations granted hereunder; enter into all relevant documents regarding alteration of Equity Interest certificates with the Pledgee or designee(s) of Pledgee (natural persons/legal persons); and provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge Right which are deemed necessary by the Pledgee.

7.4	For the benefit of the Pledgee, the Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event that the Pledgor fails to perform or fails to fully perform its guarantees, promises, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee for all losses resulting therefrom.

8.	Event of Default

8.1	The following circumstances shall each be deemed a material event of default:

8.1.1	the Operation Company or any of its successors or assigns fails to timely and fully pay any of service fees payable under the Service Agreement, or the Pledgor or any of its successors or assigns fails to perform the Option Agreement;

8.1.2	Any representation or warranty by the Pledgor in Articles 6 and 7 of this Agreement is materially misleading or erroneous, which results in losses to the Pledgee;

8.1.3	The Pledgor materially breaches any other provisions of this Agreement, which affects the rights and interests of the Pledgee;

8.1.4	Except as expressly stipulated in Article 7.1.1 of this Agreement, the Pledgor waives the subject-matter of the Pledge or any part of it, or transfers, without the written consent of the Pledgee, the subject-matter of the Pledge or any part of it (except for any transfer permitted hereunder);

8.1.5	Any of the Pledgor’s own borrowings from, or any of its guarantees, indemnifications, promises or other debt liabilities to, a third party (1) becomes subject to a demand of early repayment or performance due to default on the part of the Pledgor; or (2) becomes due but fails to be repaid or performed in a timely manner, and as a result, in the opinion of the Pledgee, the ability of the Pledgor of performing its obligations under this Agreement is compromised and the rights of the Pledgee under this Agreement are affected.

8.1.6	The Pledgor fails to repay other material debts;

8.1.7	As a result of the promulgation of relevant laws, this Agreement becomes illegal or the Pledgor becomes unable to continue to perform its obligations under this Agreement;

8.1.8	Any approval, license, permit or authorization of government agencies required for the enforceability, lawfulness or effectiveness of this Agreement is withdrawn, suspended, voided or materially modified;

8.1.9	Adverse changes occur to the properties owned by the Pledgor and as a result, in the opinion of the Pledgee, the Pledgor’s ability to perform its obligations under this Agreement is affected;

8.1.10	Any act or omission of the Pledgor in breach of any other provisions of this Agreement which constitutes a default;

8.1.11	Any other circumstances in which relevant legal requirements bar the Pledgee from exercising its Pledge Right.

8.2	Upon becoming aware of or discovering the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Article 8.1 of this Agreement, the Pledgor shall immediately notify the Pledgee in writing.

8.3	Unless an Event of Default set forth in this Article 8.1 has been successfully resolved to the Pledgee’s satisfaction, the Pledgee may issue a Notice of Default to the Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand the Operation Company either to immediately pay all outstanding payments due under the Service Agreement and all other payments due to the Pledgee or to timely perform the Option Agreement, or the Pledgee may exercise its Pledge Right in accordance with Article 9 of this Agreement.

9.	Exercise of Pledge Right

9.1	Prior to full payment of the service fees under the Service Agreement and/or complete performance of the Option Agreement, without the Pledgee’s written consent, the Pledgor shall not assign or otherwise dispose of the Equity Interest.

9.2	In the event that any Event of Default set forth in Article 8 occurs, the Pledgee shall issue a Notice of Default to the Pledgor when exercising the pledge.

9.3	Subject to the provisions of Article 8.3 and to the extent permitted by Chinese law, the Pledgee may dispose of the Pledge subject-matter concurrently with the issuance of the Notice of Default in accordance with Article 8.3 or at any time after the issuance of the Notice of Default.

9.4	To the extent permitted by Chinese law, the Pledgee is entitled to have its claims satisfied, in priority to others, in accordance with law, with the estimated price of all or part of the Equity Interest hereunder or the proceeds from the auction or sale thereof until the outstanding service fees and all other amounts payable under the Service Agreement are fully paid and the Option Agreement is fully performed.

9.5	When the Pledgee disposes of the Pledge subject-matter in accordance with this Agreement, the Pledgor shall refrain from creating any obstacle and shall provide necessary assistance so as to enable the Pledgee to exercise its Pledge Right.

10.	Assignment

10.1	Without the prior written consent of the Pledgee, the Pledgor may not give away as a gift or assign any of its rights or obligations under this Agreement.

10.2	This Agreement shall be binding on the Pledgor and its successors, and shall be valid with respect to the Pledgee and each of its successors and assigns.

10.3	The Pledgee may assign at any time any and all of its rights and obligations under the Service Agreement and the Option Agreement to its designee(s) (natural/legal persons) (hereinafter “Assignee”), in which case the Assignee shall have the same rights and assume the same obligations as the Pledgee does under this Agreement, as if it were the original party to this Agreement.

10.4	If, as a result of such assignment, the Pledgee is changed, the parties to such changed Pledge shall enter into a new pledge agreement, shall complete the change registration in respect of the Pledge with the local industry and commerce administration, shall record such new pledgee in the shareholders’ register of the Operation Company and shall amend the capital contribution certificate accordingly

11.	Fees and Other Expenses

11.1	All fees and out-of-pocket expenses relating to this Agreement, including but not limited to legal costs, certificate preparation costs, stamp tax and any other taxes and fees, shall be borne by the Pledgor. In the event that the Pledgee pays relevant taxes and fees as required by law, the Pledgor shall reimburse the Pledgee in full against all such taxes and fees paid by the Pledgee.

11.2	If, as a result of the failure by the Pledgor to pay in accordance with this Agreement any tax or expense payable by it hereunder or due to any other reason attributable to the Pledgor, the Pledgee exercises, by any means or in any manner, its right of recourse, the Pledgor shall assume all expenses arising therefrom (including without limitation taxes, fees, charges, administration costs, litigation costs, attorney’s fee and insurance premiums required for the disposal of the Pledge Right and the completion of pledge registration).

12.	Force Majeure

12.1	In the event that the performance of this Agreement is delayed or impeded due to any “Force Majeure Event”, the Party affected by the Force Majeure Event shall not assume any liability under this Agreement to the extent that the performance of this Agreement is so delayed or impeded. “Force Majeure” means any event which is beyond a Party’s reasonable control and which cannot be avoided by such Party in spite of its reasonable care, including without limitation governmental acts, natural force, fire, explosion, geographic change, storm, flood, earthquake, tide, lightning and war, provided that inadequate creditworthiness, funds or financing shall not be deemed an event beyond the reasonable control of a Party. The Party affected by the Force Majeure Event seeking to be released from the liability of contract performance under this Agreement or under any provision of this Agreement shall as soon as possible inform the other party of such exculpatory event as well as the steps to be taken by it towards its full performance of this Agreement.

12.2	The Party affected by a Force Majeure Event shall be released from any liability under this Agreement, provided however, that such release of liability will not be granted to it unless and until it has used its reasonably practicable efforts to perform this Agreement and that such release of liability will be restricted to that part of contract performance so delayed or impeded. Once the cause for such liability exemption is cured or remedied, the Parties agree to use their best efforts to resume the performance of this Agreement.

13.	Dispute Resolution

13.1	This Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

13.2	Any controversy, dispute or claim arising out of or with respect to this Agreement or the performance, construction, breach, termination or validity thereof shall be resolved by the Parties through friendly consultation, which shall immediately commence upon one Party serving a written request therefor on the other Party in respect of a specific controversy, dispute or claim. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after the said request is served, any Party may at its request submit the relevant dispute to arbitration upon notice to the other Party.

13.3	Any dispute or claim of whatever nature arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be finally resolved by arbitration. The Parties hereby agree to submit any dispute to Guangzhou Arbitration Commission (“Arbitration Commission”) for it to render a binding award in accordance with its then-effective arbitration rules. Each Party shall have the right to appoint one arbitrator and the Parties shall jointly appoint the third arbitrator, who shall act as chairman of the tribunal. If the Parties fail to agree upon the appointment of the third member, the Parties hereby irrevocably designate and authorize the chairman of the Arbitration Commission to appoint the third arbitrator. The language of the arbitration shall be Chinese. The arbitrators shall render an award in respect of any relevant dispute or claim strictly in accordance with the applicable law stipulated under Article 13.1 of this Agreement.

13.4	Any and all fees and expenses in connection with arbitration, including without limitation arbitration fee (including without limitation the fees of the Arbitration Commission) shall be borne by the Parties in accordance with the award of the Arbitration Commission.

13.5	Any award rendered by the Arbitration Commission shall be final and binding upon each Party. To the extent permitted by law, each Party expressly waives the invocation of any laws or regulations otherwise granting it the right to appeal the award of the tribunal and will therefore refrain from appealing the award of the Arbitration Commission before any court. Furthermore, none of the Parties shall oppose or resist any enforcement action taken by the other Party who supports the award of the Arbitration Commission.

13.6	The Parties shall cooperate with each other so as to fully disclose and furnish to the other Party all information and documents required by such other Party in connection with the procedures of arbitration, provided however that the foregoing sentence shall not apply to any information or document in respect of which a Party is bound by any confidentiality obligations.

13.7	Pending the resolution of any dispute, except for the matters under dispute, the Parties shall continue to perform this Agreement in all other respects.

14.	Notice

All notices sent by any Party for the purpose of exercising their respective rights or performing their respective obligations under this Agreement shall be in written form. Notices delivered by hand shall be considered received when delivered; notices sent via telex or fax shall be considered received when they are dispatched. In the event that a notice is served on a day that is not a working day or is served after the business hours, then such notice shall be deemed to be served on the next working day. The address for the service of notice shall be the addresses of each party stated on the first page of this Agreement or any other address notified in writing from time to time. For the purpose hereof, the term “written form” includes fax and telex.

15.	Waiver

Any failure of the Pledgee to exercise or any delay of the Pledgee in exercising any right, remedy, power or privilege under this Agreement shall not be construed as a waiver of such right, remedy, power or privilege. Any single or partial exercise of any right, remedy, power or privilege by the Pledgee shall not exclude the exercise of any other right, remedy, power or privilege by the Pledgee. The rights, remedies, powers and privileges stipulated herein are cumulative and are not exclusive of any and all rights, remedies, powers and privileges provided by any laws.

16.	Effectiveness and Miscellaneous

16.1	This Agreement shall be formed when it is signed and sealed by the Parties and shall become effective when the pledge of the Equity Interest is recorded in the shareholders’ register. The Pledge under this Agreement shall be created when the pledging of the Equity Interest is registered with the relevant administrative department for industry and commerce.

16.2	After this Agreement enters into effect, the Pledgor shall record the pledging of the pledge subject matter under this Agreement in the shareholders’ register of the Operation Company and deliver such subject-matter to the Pledgee for custody.

16.3	To the extent any provision of this Agreement is held invalid or unenforceable under any applicable law or regulation, such provision shall be only deemed invalid within the jurisdiction of the said law or regulation and the legal effect of the remainder of this Agreement shall not be affected.

16.4	This Agreement is made in Chinese in six originals. Each Party holds one copy and the remaining copies shall be used for industrial and commercial registration. All of the copies shall have the same legal force and effect.

16.5	Miscellaneous

All prior equity pledge agreements executed, or orally agreed, or confirmed by mail by the Parties shall become null and void as of the date when this Agreement enters into effect. The pledging of the Equity Interest shall be exclusively governed by this Equity Pledge Agreement.

IN WITNESS WHEREOF, the Parties to this Agreement have caused their respective authorized signatories to sign this Agreement in Guangzhou on the date first above written.

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[Signature Page]

Global Market Group (Guangzhou) Co., Ltd.		Guangzhou Shen Long Computer Technology Co., Ltd.

(Company seal)		(Company seal)

Signed by:	/s/ Weijia Pan	Signed by:	/s/ Weijia Pan
Name:	Weijia Pan	Name:	Weijia Pan
Title:	Legal Representative	Title:	Legal Representative

Weijia Pan		Weinian Pan

Signed by:	/s/ Weijia Pan	Signed by:	/s/ Weinian Pan

Appendix A Shareholder’s Register

Shareholder’s Register of Guangzhou Shen Long Computer Technology Co., Ltd.

(As of September 6, 2010)

Name of Shareholder	Address	Amount of Contribution (RMB)	Percentage of Contribution	Capital Contribution Certificate No./ Capital Increase Certificate	Remark
Pan Weijia	Floor 17, Tower A, Victory Square, No.103 Tiyu Rd West, Guangzhou	2,250,000.00	90%	Hua Tuo Yan Zi (2010) No. 020184 Capital Verification Report/ the June 28, 2010 resolution of the shareholders’ meeting of Guangzhou Shen Long Computer Technology Co., Ltd. on RMB500,000.00 registered capital increase; an amendment to the Articles of Association of Guangzhou Shen Long Computer Technology Co., Ltd; the June 29, 2010 approval by Tianhe Branch of the Administration of Industry and Commerce of Guangzhou on the change registration of Equity Interest	All the equity interest of the shareholder has been pledged to Global Market Group (Guangzhou) Co., Ltd. (registration with the industry and commerce administration has yet to be completed )

Pan Weinian	Floor 17, Tower A, Victory Square, No.103 Tiyu Rd West, Guangzhou	250,000.00	10%	Hua Tuo Yan Zi (2010) No. 020184 Capital Verification Report/ the June 28, 2010 resolution of the shareholders’ meeting of Guangzhou Shen Long Computer Technology Co., Ltd. on RMB500,000.00 registered capital increase; the Articles of Association of Guangzhou Shen Long Computer Technology Co., Ltd; the June 29, 2010 approval by Tianhe Branch of the Administration of Industry and Commerce of Guangzhou on the change registration of Equity Interest	All the equity interest of the shareholder has been pledged to Global Market Group (Guangzhou) Co., Ltd. (registration with the industry and commerce administration has yet to be completed)

Appendix B Capital Contribution Certificate

Guangzhou Shen Long Computer Technology Co., Ltd.

Capital Contribution Certificate

(Hua Tuo Yan Zi (2010) No. 020184)

This is to certify that Guangzhou Shen Long Computer Technology Co., Ltd. (“the Company”) was established on June 23, 2003 and registered with the Administration of Industry and Commerce of Guangzhou Municipality under the registration number of 440106000264027. The current registered capital of the Company is Renminbi 2,500,000 yuan (Say RMB Two Million Five Hundred Thousand Only).

The shareholder of Guangzhou Shen Long Computer Technology Co., Ltd. Pan Weijia has contributed in total Renminbi 2,250,000 yuan (Say RMB Two Million Two Hundred Fifty Thousand Only) to the Company as of June 10, 2010.

Guangzhou Shen Long Computer Technology Co., Ltd. (seal)

September 6, 2010

Guangzhou Shen Long Computer Technology Co., Ltd.

Capital Contribution Certificate

(Hua Tuo Yan Zi (2010) No. 020184)

This is to certify that Guangzhou Shen Long Computer Technology Co., Ltd. (the “Company”) was established on June 23, 2003 and registered with the Administration of Industry and Commerce of Guangzhou Municipality under the registration number of 440106000264027. The current registered capital of the Company is Renminbi 2,500,000 yuan (Say RMB Two Million Five Hundred Thousand Only).

The shareholder of the Company Pan Weinian has contributed in total Renminbi 250,000 yuan (Say RMB Two Hundred Fifty Thousand Only) to the Company as of June 10, 2010.

Guangzhou Shen Long Computer Technology Co., Ltd. (seal)

September 6, 2010